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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-37304 of The Management Network Group, Inc. on Form S-8 of our report dated February 15,2001, appearing in the Annual Report on Form 10-K of The Management Network Group, Inc. for the fiscal year ended December 30, 2000.



/s/  DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 23, 2001